                                                                  EXHIBIT 10(ww)

                          DEFERRED COMPENSATION PLAN
                          --------------------------
                                 FOR DIRECTORS
                                 -------------
                                      OF
                                      --
                             LOCKHEED CORPORATION
                             --------------------

                   (As Amended effective September 30, 1996)



                                   ARTICLE I
                                   ---------

                              PURPOSE OF THE PLAN
                              -------------------

The purpose of the Deferred Compensation Plan for Directors (the "Plan") is to provide additional benefits for Directors of Lockheed Corporation following termination of service as a Director. All deferrals under this Plan shall cease upon the combination of Lockheed Corporation and Martin Marietta Corporation contemplated by the Agreement and Plan of Reorganization, dated as of August 29, 1994 and as amended from time to time, by and among Lockheed Corporation, Martin Marietta Corporation and Lockheed Martin Corporation.



                                 ARTICLE II
                                 ----------

                                 DEFINITIONS
                                 -----------

Unless the context clearly indicates otherwise, the following words and phrases shall have the meanings hereinafter indicated:

1. ACCOUNT -- A Participant's Stock Retainer Account, Cash Account and/or Elective Stock Account. Accounts are unfunded obligations of the Company.

2. ANNUAL CASH RETAINER -- The annual retainer fee to which a Director is entitled for service on the Board of Directors and which is payable in cash.

3. ANNUAL STOCK RETAINER -- The annual fee of $5,000 to which an outside Director is entitled for service on the Board of

     Directors and which is credited to the Participant's Stock Retainer Account on October 1 of each year ending in an odd number and on November 15 in each year ending in an even number. The Annual Stock Retainer for a new Director shall be credited to his or her Stock Retainer Account on the first day of the month following the date such Director is first elected or otherwise begins service on the Board of Directors.

4.   BOARD OF DIRECTORS -- The Board of Directors of Lockheed Corporation.

5. CASH ACCOUNT -- The bookkeeping account maintained for each Participant that is credited with (1) Deferred Cash Compensation and (2) interest imputed pursuant to Section 3(b) of Article VII.

6. COMMITTEE -- The Management Development and Compensation Committee of the Board of Directors as is, from time to time, appointed or constituted by the Board of Directors, or such other committee that the Board of Directors may from time to time appoint to administer this Plan.

7.   COMPANY -- Lockheed Corporation and its successors.

8. CASH COMPENSATION -- The Annual Cash Retainer and the Meeting Fees to which an outside Director is entitled for service on the Board of Directors.

9.   CREDITING DATE -- The first day in any month.

10. DEFERRED COMPENSATION -- The portion of Cash Compensation which a Participant elects to defer and the Participant's Annual Stock Retainer.

11. DISTRIBUTION SUBACCOUNTS -- Subaccounts of a Participant's Accounts which shall be established to separately account for Deferred Compensation, and interest or earnings thereon, which are subject to different payout period elections.

12.  DIRECTOR -- A member of the Board of Directors.

13. ELECTIVE STOCK ACCOUNT -- The bookkeeping account maintained for each Participant that is credited with (1) the Cash Compensation which a Participant elected prior to the 1994 Plan Year to defer and invest in Stock and (2) earnings credited thereto pursuant to Section 4 of Article VII.

14. LOCKHEED MARTIN BOARD -- The Board of Directors of Lockheed Martin Corporation.

15. MEETING FEES -- The monetary amounts to which a Director is entitled for attending meetings of the Board of Directors, or a committee thereof.

16. PARTICIPANT -- Each Director who is credited with an Annual Stock Retainer and any Director who elects to defer Cash Compensation in accordance with the Plan.

17. PAYMENT ELIGIBILITY DATE -- With respect to Elective Stock Accounts and Cash Accounts, the date on which a Participant attains the age of 65 years, or ceases to be a Director, whichever is later. With respect to Stock Retainer Accounts, the date on which a Participant ceases to be a Director. For purposes of the definition of Payment Eligibility Date under this Plan, the date on which a Participant ceases to be a Director shall, for any Participant who may serve on the Lockheed Martin Board, be the date the Participant ceases to be a member of the Lockheed Martin Board.

18. PLAN -- This Deferred Compensation Plan for Directors, as amended from time to time.

19. PLAN YEAR -- The twelve (12) month period beginning on January 1 and ending on the next succeeding December 31.

20.  SECRETARY -- The Secretary of the Company or his or her designee.

21. STOCK -- Common stock of the Company until exchanged for common stock of Lockheed Martin Corporation and, thereafter, common stock of Lockheed Martin Corporation.

22. STOCK ACQUISITION PERIOD -- In Plan Years ending in an even number, the Stock Acquisition Period shall be the period beginning December 1 and ending December 15, inclusive. In Plan Years ending in an odd number, the Stock Acquisition Period shall be the period beginning October 16 and ending October 31, inclusive.

23. STOCK RETAINER ACCOUNT -- The bookkeeping account maintained for each Participant that is credited with (1) the Participant's Annual Stock Retainer and (2) earnings credited thereto pursuant to Section 4 of Article VII.

24. TRUST -- The irrevocable grantor trust which is established to acquire and hold the shares of Stock allocated to each Participant's Elective Stock Account and/or Stock Retainer Account and under which the assets are subject to the claims of the Company's creditors.

25. TRUSTEE -- The Trustee or Trustees, whether original or successor, appointed under the Trust.

                                  ARTICLE III
                                  -----------

                                 PARTICIPATION
                                 -------------

A Director shall become a Participant in the Plan (i) automatically when the Director's Annual Stock Retainer is credited to his or her Stock Retainer Account pursuant to Article IV or (ii) by electing to defer all or a portion of Cash Compensation. An election under clause (ii) shall be made by filing with the Secretary a "Director's Deferral Election Form" which complies with the requirements of Articles V and VI.

                                  ARTICLE IV
                                  ----------

                  AUTOMATIC DEFERRAL OF ANNUAL STOCK RETAINER
                  -------------------------------------------

Any Annual Stock Retainer to which a Director is entitled during the Plan Year shall not be immediately payable to such Director but shall be deferred automatically, without any action on the part of the Director, and credited to the Participant's Stock Retainer Account.

                                 ARTICLE V
                                 ---------

                      ELECTION TO DEFER CASH COMPENSATION
                      -----------------------------------

1.  Election.  On or before December 15 of each year, a Director may elect to
    --------
defer Cash Compensation for the ensuing Plan Year.  Such election shall specify

     a. The percentage of each payment of Annual Cash Retainer to be deferred, and/or

     b.   The percentage of each payment of Meeting Fees to be deferred.

2.   Election by New Directors.  A Director who is first elected during a Plan
     -------------------------
Year may elect to defer Cash Compensation for the remainder of that Plan Year by filing such election within 30 days of becoming a Director. Such election shall be effective for all Cash Compensation for that Plan Year which is earned after the election is filed with the Secretary.

3.   Effect of Annual Election.  The annual election made by a Participant in
     -------------------------
regard to Cash Compensation for any Plan Year shall be irrevocable with respect to such year. However, such election shall not be binding with respect to Cash Compensation attributable to any succeeding Plan Year. A separate election must be filed for each Plan Year.


                                 ARTICLE VI
                                 ----------

                            PAYOUT PERIOD ELECTIONS
                            -----------------------

1.  Methods of Payout.  Payments under the Plan shall be made in accordance with
    -----------------
the options elected by the Participant.  The following options are available:

     a. A single lump sum payment of the amounts credited through the first Crediting Date following the Participant's Payment Eligibility Date, payable as of such Crediting Date.

     b. Approximately equal annual installments over a period of either, 5, 10, 15 or 20 years of the amounts credited to a Participant's Account, commencing with the first Crediting Date following the Participant's Payment Eligibility Date.

2.   Payout Period Election.  Coincident with an election under Article V, a
     ----------------------
Participant in the Plan shall irrevocably elect one of the above methods of payment with respect to all Deferred Compensation for the ensuing Plan Year. A Participant who does not elect to defer any Cash Compensation for the ensuing Plan Year shall nevertheless, on or before December 15 of each year, make an irrevocable election of one of the above methods of payment with respect to the Annual Stock Retainer for the ensuing Plan Year. A Director who is first elected during a Plan Year and who does not elect to defer any Cash Compensation for the remainder of that Plan Year shall nevertheless, within 30 days of becoming a Director, make an irrevocable election of one of the above methods of payment with respect to the Annual Stock Retainer for that Plan Year. If a Participant fails to elect a payment method with regard to the Annual Stock Retainer for any Plan Year, the Participant shall be deemed to have elected the single sum payment option for that Plan Year.

The payout period election made by a Participant for one Plan Year shall not be binding with respect to Deferred Compensation for any succeeding Plan Year. Thus, for example, a Participant may irrevocably elect a lump sum payment for Deferred Compensation for one Plan Year and a ten-year installment payment method for Deferred Compensation the succeeding Plan Year.


                                 ARTICLE VII
                                 -----------

                             PARTICIPANT ACCOUNTS
                             --------------------

1.  General.  A Stock Retainer Account, Cash Account and Elective Stock Account
    -------
shall be maintained for each Participant. Each such Account shall consist of such Distribution Subaccounts as necessary to account for the amounts payable under the various distribution options elected by the Participant.

2.   Stock Balance and Cash Balance Under the Elective Stock Account and Stock
     -------------------------------------------------------------------------
Retainer Account.  Each Participant's Elective Stock Account and Stock Retainer
----------------
Account shall consist of a Stock Balance and a Cash Balance. The Cash Balance in each such Account shall reflect the amount of the Participant's Deferred Compensation which has been allocated to the Account, but which has not yet been exchanged for an allocation of shares of Stock. The Stock Balance in the Elective Stock Account and in the Stock Retainer Account shall reflect the number of shares of Stock which have been allocated to the Account pursuant to the provisions of this Plan.

3.   Allocations to Cash Account.  There shall be credited to each Participant's
     ---------------------------
Cash Account as of each Crediting Date, the following amounts:

     a. The portion of Cash Compensation which the Participant has elected to defer and be allocated to the Participant's Cash Account and which has not previously been credited to either the Participant's Cash Account or Elective Stock Account.

     b. Imputed interest for the period since the previous Crediting Date, calculated on such previous Cash Account balance at the current rate of interest specified and published by the Secretary of the Treasury pursuant to Public Law 92-41, 85 Stat. 97.


4.   Allocations to Elective Stock Account and Stock Retainer Account.
     ----------------------------------------------------------------

     a.   Initial Allocation to Cash Balance in Elective Stock Account.  There
          ------------------------------------------------------------
          shall be credited to the Cash Balance in each Participant's Elective Stock Account as of each Crediting Date, the following amounts:

          1) The amount of any dividend paid since the preceding Crediting Date with respect to one share of Stock multiplied by the number of shares of Stock which were allocated to the Participant's

               Elective Stock Account on the date such dividend was paid; and

          2) Any interest or other earnings on cash invested by the Trustee pursuant to paragraph (c) below and which has not previously been credited to the Participant's Elective Stock Account.

     b.   Initial Allocation to Cash Balance in Stock Retainer Account.  There
          ------------------------------------------------------------
          shall be credited to the Cash Balance in each Participant's Stock Retainer Account as of each Crediting Date, the following amounts:

          1) Any Annual Stock Retainer to which the Participant is entitled and which has not previously been credited to the Participant's Stock Retainer Account; and

          2) The amount of any dividend paid since the preceding Crediting Date with respect to one share of Stock multiplied by the number of shares of Stock which were allocated to the Participant's Stock Retainer Account on the date such dividend was paid.

          3) Any interest or other earnings on cash invested by the Trustee pursuant to paragraph (c) below and which has not previously been credited to the Participant's Stock Retainer Account.

     c.   Acquisition of Stock.  Within ten business days following each
          --------------------
          Crediting Date, the Company shall deliver to the Trustee cash equal to the Deferred Compensation credited to the Participant's Cash Balances under paragraph (b)(1) above. The Trustee shall invest such cash, along with any cash dividends received by the Trustee and credited to the Participant's Cash Balances under paragraphs (a)(1) and (b)(2) above, as provided in the Trust agreement. During the next Stock Acquisition Period the Trustee shall purchase, on the open market, the maximum number of whole shares of Stock that can be purchased with the amount allocated to the Participant's Cash Balances. Commissions and other expenses of purchasing Stock shall be deemed to be part of the purchase price for such Stock.

     d.   Allocation of Stock.  Upon the Trustee's purchase of Stock described
          -------------------
          in paragraph (c) above, the Stock Balance in the Participant's Elective Stock Account and/or Stock Retainer Account, as appropriate, shall be credited with the number of shares of Stock so acquired by the Trustee, and the Participant's Cash Balance in the appropriate Account shall be debited by an amount equal to the purchase price paid by the Trustee for such shares of Stock. Notwithstanding the foregoing, the Trustee shall not purchase any stock for the Elective Stock Account or the Stock Retainer Account of any Participant after September 30, 1995. After September 30, 1995 cash dividends and other earnings on participant's cash balances shall be in other than stock, as provided in the Trust Agreement.

     e.   Stock Dividends and Stock Splits.  Whenever the Stock is subject to a
          --------------------------------
          split, stock dividend, reverse stock split, recapitalization, or like change, the number of shares of Stock allocated to each Participant's Elective Stock Account and/or Stock Retainer Account shall be adjusted accordingly.

5.   Termination of the Trust.  In the event the Trust is terminated at a time
     ------------------------
     when any amounts are allocated to a Participant's Elective Stock Account or Stock Retainer Account, then, notwithstanding any payment option elected by the Participant, (i) the Cash Balances in the Participant's Stock Accounts and (ii) the number of whole shares of Stock allocated to the Participant's Stock Accounts shall be distributed to the Participant as soon as practicable following the Termination Date. Fractional shares of Stock shall be paid in cash.

6.   Voting; Tender Offers.
     ---------------------

     a.   Voting.  The Trustee shall independently vote the shares held under
          -------
          the Trust.

     b.   Tender Offers.  In the event of any transaction which is evidenced by
          -------------
          the filing of a Statement on Schedule 14D-1 with the Securities and Exchange Commission or in the event of any other similar transaction (a "Tender Offer"), then the Trustee shall seek confidential written instructions from each Participant as to whether the Stock credited to the Participant's Accounts should be tendered. If a Participant does not submit instructions, the Participant shall be deemed to have elected not to have such shares tendered. The Trustee shall tender or not tender the Stock in accordance with the Participant's elections. If a Participant directs that any shares allocated to his or her Elective Stock Account or Stock Retainer Account be tendered, then the Participant's Elective Stock Account or Stock Retainer Account, as appropriate, shall be debited by the number of shares tendered and an amount equal to the proceeds received in exchange for those shares shall be credited to the Participant's Cash Account.


                                 ARTICLE VIII
                                 ------------

                                 DISTRIBUTIONS
                                 -------------

1.   Time and Amount of Distribution.  Each Participant shall be entitled to
     -------------------------------
receive a distribution of benefits under this Plan as soon as practicable following the Participant's Payment Eligibility Date. The distribution payable to a Participant shall be the amount of cash and the number of whole shares of Stock allocated to the Participant's Accounts as of the Participant's Payment Eligibility Date; provided, however, that if any portion of the distribution is made in installments, then amounts remaining credited to the Participant's Accounts shall continue to be credited with interest and/or dividend additions until distributed. Fractional shares of Stock shall be paid in cash.

2.   Form of Distribution.  Benefits shall be distributed in accordance with the
     --------------------
Participant's elections pursuant to Article VI.

3.   Discretionary Exceptions.
     ------------------------

     a. In the event that a Participant ceases to be a Director (or, if a member of the Lockheed Martin Board, ceases to be a member of that board) prior to age 65, the Committee may, in its sole discretion, determine that such Participant's Elective Stock Account and Cash Account be paid out in the manner elected by such Participant, but commencing at a date earlier than such Participant's Payment Eligibility Date, provided that if any such decision would subject the
                            -------------
          Participant to liability under Section 16(b) of the Securities Exchange Act of 1934, as amended, such decision shall be subject to the consent of the Participant or his or her designated beneficiaries;

     b. In the event that a Participant dies prior to the Participant's Payment Eligibility Date, the Committee has the discretion to disregard any payout period elections the Participant has made and to aggregate and pay over to such Participant's designated beneficiary the balance of such Participant's Accounts through the last Crediting Date preceding such payment; and

     c. In the event that a Participant dies following the commencement of payout on an installment basis, the Committee may, in its sole discretion, aggregate and vary the number and amount of installments for the remaining payout, if any, to the designated beneficiary of such Participant.

4.   To Whom Payments are to be Made.  Each payment under the Plan shall be made
     -------------------------------
to the Participant, except that, in the event of the Participant's death, payments will thereafter be made to the beneficiary or beneficiaries whom the Participant has designated on the "Lockheed Beneficiary Designation Form," Form 22-B, as filed with the Secretary. If no such beneficiary has been designated, or the designated beneficiary fails to survive the Participant, then such post-death payments shall be made in accordance with the law of the Participant's domicile at the date of death.

5.   Special Payout Period.  In the event that the Plan is amended, modified,
     ---------------------
suspended or terminated, the Committee may, at its option, direct a special five-year payout of all amounts accumulated and unpaid in each Participant's Account hereunder, provided that it deems this to be in the best interests of the Company. In this event, all amounts accumulated and unpaid in each Participant's Account will continue to be credited with interest and/or dividends, as specified in Article VII, throughout the special payout period.
If no such special payout is directed, each Participant's Account shall continue to be credited with interest and/or dividend additions until paid out in full under the provisions of the Plan.

6.   Involuntary Termination of Director Status.  Notwithstanding any other
     ------------------------------------------
provision of this Plan, in the event a Participant's status as a Director or as a member of the Lockheed Martin Board is involuntarily terminated other than by death, within 15 calendar days following such involuntary change in status all amounts accumulated and unpaid in such Participant's Cash Account shall be paid in a single lump sum and all shares of Stock in such Participant's Stock Accounts shall be distributed. Section 5 of this Article VIII regarding a special five year Payout Period shall not apply to payments under this Section 6.

7.   Accelerated Payout.  Notwithstanding any other provision of this Plan, a
     ------------------
Participant may at any time elect that all or any portion of the accumulated and unpaid amounts credited to his or her Cash Account be paid in a lump sum as soon as practicable following the filing of such election with the Secretary; provided, however, that only 90% of the amount otherwise payable to the Participant upon such accelerated payout shall be paid to the Participant. The remaining 10% of the amount otherwise payable shall be permanently forfeited and shall not be paid to, or in respect of, the Participant.

                                  ARTICLE IX
                                  ----------

                                ADMINISTRATION
                                --------------

1.  Appointment and Removal of Committee.  The Plan shall be administered by the
    ------------------------------------
Committee. The Board of Directors shall have the power to remove any member of the Committee at any time, with or without cause, and fill any vacancy in its membership.

2.  Powers and Duties of Committee.  The Committee shall have such powers and
    ------------------------------
duties as are conferred on it by the Plan and the Board of Directors. The Committee shall have the authority to take any and all actions that it deems necessary or appropriate in the administration of the Plan. The Committee may adopt such rules and procedures for the administration of the Plan as it deems advisable to implement such rules and procedures. The Committee shall act at meetings by affirmative vote of a majority of the members of the Committee. Any action permitted to be taken at a meeting may be taken without a meeting if, prior to such action, a written consent to the action is signed by all members of the Committee and such written consent is filed with the minutes of the proceedings of the Committee.

3.  Construction and Interpretation.  The Committee shall have the full
    -------------------------------
discretion to construe and interpret the terms and provisions of the Plan and all determinations made by the Committee shall be final. It is the intent of the Company that the Plan satisfy and be interpreted and administered in a manner that in the case of Participants who administer other stock-based incentive plans of the Company satisfies the applicable requirements for disinterested administration of such other plans under applicable provisions of SEC Rule 16b-3.

4.  Reliance Upon Information.  The Committee and the Board of Directors may
    -------------------------
rely upon any information supplied to them by any officer of the Company, the Company's legal counsel or by the Company's independent public accountants in connection with the administration of the Plan, and shall not be liable for any decision or action in reliance thereon.

5.  Expenses.  All expenses of the administration of the Plan shall be borne by
    --------
the Company, except to the extent commissions and other expenses related to Stock acquisitions and dispositions are charged against Participant Accounts in accordance with other provisions of the Plan.

6.  Annual Statement.  Under procedures to be established by the Committee, a
    ----------------
Participant shall receive an annual statement with respect to such Participant's Accounts.


                                   ARTICLE X
                                   ---------

                                 MISCELLANEOUS
                                 -------------

1.  Rights and Interests.  No rights or interests under this Plan shall be
    --------------------
assignable, transferable or subject to encumbrance, pledge or charge of any nature, except that a Participant may designate a beneficiary to receive any benefits arising hereunder upon such Participant's death.

    No Participant shall have any right or interest in the Plan or any benefits hereunder unless and until all of the terms, conditions and provisions of the Plan that affect the Participant shall have been complied with as herein specified. Additionally, the Participant shall complete such forms and furnish such information as the Committee may require in the administration of the Plan.

2.  Withholding.  There shall be deducted from each payment made under the Plan
    -----------
all taxes which are required to be withheld by the Company or Trustee in respect to such payment. The Company and Trustee shall have the right to reduce any payment by the amount sufficient to provide the amount of said taxes.

3.  Trust Related to Cash Accounts. Although the Plan is an unfunded plan, the
    ------------------------------
Company has established a trust (the "Cash Accounts Trust") pursuant to a trust agreement dated December 22, 1994 by and between the Company and J. P. Morgan California to hold assets, subject to the claims of the Company's creditors in the event of its insolvency, to pay benefits under the Cash Accounts under this Plan. The Company shall no later than nine months following the close of its fiscal year make contributions to the Cash Accounts Trust in an amount sufficient, when added to the then principal of the Cash Accounts Trust and after consideration of benefits to be paid pursuant to other plans covered by the Cash Accounts Trust, to equal the present value of benefits which have accrued under the Cash Accounts during the preceding fiscal year.

4.  Amendment, Modification, Suspension or Termination.  The Committee may
    --------------------------------------------------
amend, modify, suspend or terminate the Plan in whole or in part, except that no amendment, modification, suspension or termination shall reduce any amounts allocated previously to a Participant's Accounts, or to be credited in the future based on amounts previously credited to a Participant, subject to Section 7 of Article VIII, provided that any amendment to or change in the Plan adopted by the Committee, which will either significantly increase any benefits under the Plan or will substantially alter the general principles of the Plan, shall not become effective unless ratified by the Board of Directors.

5.  Governing Law.  The place of administration of the Plan shall be
    -------------
conclusively deemed to be within the State of California; and the validity, construction, interpretation and effect of the Plan and all rights of any and all persons having or claiming any interest in such Plan shall be governed by the laws of the State of California.


                                 ARTICLE XI
                                 ----------

                                EFFECTIVE DATE
                                --------------

The Plan shall be applicable to and shall be effective as to Compensation for Plan Years commencing on and after January 1, 1989.

The first Annual Stock Retainer will be credited to Participant Accounts on October 1, 1993. Each Participant shall make a payout period election with respect to this Annual Stock Retainer on or before December 15, 1993; which payout event shall in no event be earlier than six months after the election.